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                                                                    Exhibit 4.14

                             NOTE EXCHANGE AGREEMENT

         THIS NOTE EXCHANGE AGREEMENT is made as of December 19, 1996, by and among Beverage Works, Inc. (the "Company") and Frederick Friedman ("Investor").

                                    RECITALS

         WHEREAS, the Company entered into a Note Agreement, as amended, and Promissory Note dated April 20, 1996, copies of which are annexed hereto as Exhibit "A", providing for repayment by the Company of a loan provided by Investor; and

         WHEREAS, as an inducement to enter into the Note Agreement, the Company issued 35,000 Class B Warrants to Investor, a copy of the Class B Warrant Agreement is annexed hereto as Exhibit "B"; and

         WHEREAS, the parties hereto desire to extend the maturity date of the Promissory Note as provided in the Revised Promissory Note, a copy of which is annexed hereto as Exhibit "C"; and

         WHEREAS, as an inducement to grant the extension of the maturity date, the Company desires to issue twenty thousand (20,000) shares of its Common Stock, no par value, to Investor.

         NOW THEREFORE, the Parties hereby agree as follows:

         1. CONSIDERATION.

            1.1 Subject to the terms and conditions of this Agreement and as and for consideration for Investor executing this Agreement, the Company agrees as follows:

                1.1.1 Shares. The Company agrees to issue at the Closing Twenty Thousand (20,000) shares of Common Stock, no par value, of the Company ("Shares").

                1.1.2 Class B Warrants. The Company agrees to issue at the Closing thirty-five thousand (35,000) Class B Warrants in addition to the 35,000 Class B Warrants previously issued to Investor.

                1.1.3 Registration Rights. The Company agrees to execute at the Closing the Registration Rights Agreements copies of which are annexed hereto as Exhibit "D".

                1.1.4 Revised Promissory Note. The Company agrees to execute at the Closing the Revised Promissory Note, a copy of which is annexed hereto as Exhibit "C". The Revised Promissory Note is to be dated the date of Closing, with the principal amount equal to $500,000 plus accrued but unpaid interest on the Original Note at the Closing, to bear interest from such date at the rate of 18% per annum, simple interest, payable on the fifteenth day of each month (commencing January 15, 1997) and at
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maturity until paid to mature on the earlier of (i) closing of a public offering by the Company with aggregate gross proceeds of no less than $6,000,000 (the "IPO"), the occurrence of which there is no guarantee, or (ii) April 15, 1997, whichever shall occur earlier. The Revised Promissory Note shall be secured by all equipment, inventory and accounts receivable of the Company. The Company shall execute and file with the California Secretary of State a Form UCC-1 containing such appropriate information as reasonably requested by Investor.

            1.2 Subject to the terms and conditions of this Agreement and as and for consideration for the Company executing this Agreement, Investor agrees as follows:

                1.2.1 Registration Rights. Investor agrees to execute the Registration Rights Agreements, copies of which are annexed hereto as Exhibit "D".

                1.2.2 Terminate April 20, 1996 Note. Investor agrees to surrender to the Company the Note Agreement and Promissory Note dated April 20, 1996, copies of which are annexed hereto as Exhibit "A", at the Closing.

                1.2.3 Issue Revised Note. Investor agrees to accept the Revised Promissory Note, a copy of which is annexed hereto as Exhibit "C", as satisfaction in full for the Note Agreement and Promissory Note dated April 20, 1996.

            1.3 Closing. The transactions contemplated hereby shall take place at Hecht & Steckman, P.C., 60 East 42nd St., Suite 5101, New York, NY 10165, at 10:00 a.m., December 18, 1996, or at such other time and place as the Company and Investor mutually agree upon in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to Investor (i) a certificate representing the Shares, (ii) a certificate representing the additional 35,000 Class B Warrants, (iii) the Revised Promissory Note, and (iv) the Registration Rights Agreement. At the Closing, Investor shall deliver to the Company (i) the original Promissory Note dated April 20, 1996, and (ii) the Registration Rights Agreement.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Investor that:

            2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

            2.2 Shares and Class B Warrants. The Shares and Class B Warrants when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Registration Rights Agreements,
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and under applicable state and federal securities laws.

            2.3 Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Revised Promissory Note, Shares and Class B Warrants being issued hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, and other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         3. REPRESENTATIONS AND WARRANTIES OF INVESTOR. Investor hereby represents and warrants that:

            3.1 Authorization. Investor has full power and authority to enter into this Agreement and the Agreement constitutes his valid and legally binding obligation, enforceable in accordance with its terms.

            3.2 Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon Investor's representation to the Company, which by Investor's execution of this Agreement, Investor hereby confirms, that the Revised Promissory Note, Shares and Class B Warrants (collectively the "Securities") to be acquired by Investor will be acquired solely for investment and for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person, with respect to any of the Securities.

            3.3 Disclosure of Information. Investor represents that he has received all the information and documentation, financial and otherwise and has conducted all investigations as to the Company and Securities he considers necessary or appropriate for deciding whether to execute this Agreement. Investor acknowledges that the Company has made no other representations except as provided in Section 2 and that Investor has relied solely on his own inquiries and investigations with respect to his decision to execute this Agreement.

            3.4 Investment Experience. Investor acknowledges that he is able to fend for himself, can bear the economic risk of this investment, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Securities.
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            3.5 Accredited Investor. Investor is an "accredited investor" with respect to the Company within the meaning of Rule 501 of Regulation D, promulgated under the Securities Act of 1933, as amended (the "Act"), as presently in effect.

            3.6 Restricted Securities. Investor understands that the Securities he is purchasing are characterized as "restricted securities" under the federal securities laws and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, Investor represents that he is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

            3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 provided and to the extent this Section is then applicable, and:

                3.7.1 There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                3.7.2 Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Act, or applicable Blue Sky law.

                3.7.3 The Company shall have no obligation or responsibility with regards to any subsequent sale or transfer of any of the Securities by Investor.

            3.8 Legends. It is understood that the certificates evidencing the Securities will bear a legend in substantially the following form, in addition to any other legend required by applicable state or federal law:

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT") OR QUALIFIED OR REGISTERED UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR QUALIFICATION
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            UNDER THE ACT AND SUCH STATE LAWS.

         4. CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of Investor under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

            4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

            4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by him on or before the Closing.

            4.3 Additional Agreements. The Company shall have delivered to Investor (i) a fully executed Revised Promissory Note in substantially the form annexed hereto as Exhibit "C", (ii) fully executed Registration Rights Agreements, in substantially the forms annexed hereto as Exhibit "D" and (iii) the Class B Warrant Certificate in substantially the form annexed hereto as Exhibit "E".

         5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

            5.1 Representations and Warranties. The representations and warranties of Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

            5.2 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

            5.3 Additional Agreements. Investor shall have delivered to the Company (i) fully executed Registration Rights Agreements in substantially the forms annexed hereto as Exhibit "D", and (ii) the original Promissory Note dated April 20, 1996.

         6. INDEMNIFICATION.

            6.1 Indemnity. Investor hereby agrees to hold harmless, indemnify and defend the Company, from and against any obligation, liability, encumbrance, loss, damage, cost, expense, cause of
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action, in law or equity, asserted against or incurred by the Company ("Claims")
asserted by any third person, against the Company, resulting from any untrue statement made in, or breach of, any representation, warranty or covenant by Investor.

            6.2 Prerequisites of Indemnity. This indemnity provision shall cover the costs and expenses of the Company, including reasonable attorney's fees, related to claims, actions, suits and/or judgments incident to any matters covered by such indemnity, except that Investor shall in no event be liable for costs or expenses incurred by the Company prior to notification as described in Paragraph 6.3 below, and Investor may, at his option undertake the defense and indemnification of any Claim by counsel reasonably acceptable to the Company, following which the Company shall not be entitled to be reimbursed for any costs or expenses incurred by the Company directly from the defense or settlement of such Claims.

            6.3 Timing of Notice. In connection with a claim by the Company for indemnification under this Section 6, the Company shall notify, in writing, Investor, by certified or registered mail or international equivalent, of any Claim against the Company covered by this Section 6 within a reasonable time after it has received notice of such Claim so as not to cause Investor to be prejudiced by a loss of rights. Failure to notify Investor within such period shall result solely in the Company receiving no indemnity under the terms of this Agreement only if such failure materially prejudices Investor, and in no event shall preclude the Company from seeking indemnity without reference to the terms of this Agreement.

         7. MISCELLANEOUS.

            7.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

            7.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, personal representatives, successors and assigns of the parties (including any transferee of any Shares or Class B Warrants). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective heirs, personal representatives, successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement shall not be assignable by either party without the consent of the other party.

            7.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California.

            7.4 Counterparts. This Agreement may be executed in two
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or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            7.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, or international equivalent, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

            7.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of his agents, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

            7.8 Expenses. Except as provided in Section 7.12, whether or not the Closing is effected, each party shall pay all costs and expenses that they incur with respect to the negotiation, execution, delivery and performance of this Agreement.

            7.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties.

            7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            7.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except
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as specifically set forth herein or therein.

            7.12 Arbitration. Any dispute arising out of this Agreement shall be submitted to binding arbitration before the American Arbitration Association located in Los Angeles, California. The prevailing party in any such arbitration shall be entitled to recover its costs, including reasonable legal fees, incurred in connection with the arbitration, including confirming any arbitration award and appeals, if any.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


THE COMPANY:                                    INVESTOR:



/s/ FREDERIK G.M. RODENHUIS                     /s/ FREDERICK FRIEDMAN
---------------------------                     ----------------------
Frederik G.M. Rodenhuis,                        Frederick Friedman
President                                       207 West Old Mill Road
Beverage Works, Inc.                            Greenwich, CT  06831
9800 S. Sepulveda Blvd.
Suite 720
Los Angeles, CA  90045
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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933 ("THE ACT") OR QUALIFIED OR REGISTERED UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR QUALIFICATION UNDER THE ACT AND SUCH STATE LAWS.



                             REVISED PROMISSORY NOTE


                                                                        $500,000
                                                                  APRIL 15, 1997


         1. Beverage Works, Inc., a California corporation (the "Company"), for value received, hereby promises to pay to Frederick Friedman ("Payee"):

            a. the principal amount of $500,000 on (i) the date of a close of a public offering by the Company with aggregate gross proceeds of at least $6,000,000, or (ii) April 15, 1997, whichever shall occur earlier (the "Maturity Date"); and

            b. interest on the principal amount from time to time remaining unpaid hereon at the rate of 18% per annum, simple interest, from the date hereof until the Maturity Date, payable on the fifteenth day of each month (commencing on January 15, 1997).

         2. Both the principal hereof and interest hereon are payable in United States currency. If any amount of principal or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York are required by law to close or are customarily closed.

         3. Default shall occur (i) in the payment of interest on the Note when the same shall have become due and such default shall continue for more than five business days; or (ii) in the payment of principal on the Note when the same shall have become due and such default shall continue for more than thirty days.

         4. Any term, covenant, agreement or condition herein may be amended or compliance therewith may be waived, only upon the written consent of the Payee and the Company. Any such amendment or waiver shall be binding upon each future holder of the Note and upon the Company, whether or not the Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver
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shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

         5. The Company may prepay this Note at any time prior to Maturity without penalty.

         6. The laws of the State of California shall apply.


                                             BEVERAGE WORKS, INC.



Dated: December 19, 1996                     /s/ FREDERIK G.M. RODENHUIS
       -----------------                     ---------------------------
                                             Frederik Rodenhuis
                                             Chief Executive Officer